UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2023

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38248	46-3951329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 W. Walnut Hill Lane, Suite 110A Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 771-9952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2023, RumbleOn, Inc. (the “Company”) entered into a Real Estate Purchase and Sale Contract (the “Purchase Agreement”), with NNN REIT, LP (“NNN REIT”), providing for the sale by the Company, as seller, and the purchase by NNN REIT, as buyer, of nine separate properties (each, a “Property” and collectively, the “Properties”) in exchange for an aggregate purchase price of $56,858,693. The Purchase Agreement is subject to the satisfactory completion by NNN REIT of due diligence during certain inspection periods (the “Inspection Periods”) specified in the Purchase Agreement. The Inspection Periods are scheduled to expire on the later of (1) 35 days after the date of the Purchase Agreement or (2) 14 days after receipt by NNN REIT of certain third-party reports with respect to the Properties (except that, in the case of the Property located at 290 N. Beach Street, Daytona, FL (the “Daytona Premises”), the applicable Inspection Period will expire 65 days after the date of the Purchase Agreement). NNN REIT has the right to terminate its obligation to purchase any Property for any reason or for no reason on or before the end of the Inspection Period applicable to such Property. The closing of the sale of each Property will occur no later than 10 days following the expiration of the Inspection Period applicable to such Property. Consistent with the terms of the Purchase Agreement, NNN REIT timely paid an earnest money deposit of $1,000,000 into escrow, which will be held and either applied to the purchase of the Properties or released to NNN REIT, in each case in accordance with the terms of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, and covenants made by the Company, as seller. The obligations of NNN REIT to purchase the Properties are subject to certain conditions, including conditions relating to (1) the exclusive and sole possession of each Property by the subsidiaries of the Company who will lease the Properties back from NNN REIT after the closing (each, a “Tenant”), (2) the representations and warranties of the Company being true, correct, and complete in all material respects, (3) the Phase I environmental reports for the Properties meeting certain standards, (4) there having been no material or adverse change in the condition or value of any of the premises or improvements since the date of the Purchase Agreement, (5) a title company having committed to issue to NNN REIT an owner’s policy of title insurance for each Property, and (6) the financial condition of each Tenant and the Company not having materially deteriorated from the financial condition disclosed to NNN REIT in the financial reports provided to it prior to the date of the Purchase Agreement.

In accordance with the terms of the Purchase Agreement, upon the closing of the sale of each Property, the Tenant and NNN REIT will enter into (i) a Unitary Master Lease Agreement for eight of the Properties and (ii) a single site Lease Agreement for the Daytona Premises, with each lease substantially in the same form and with both leases being cross-defaulted (collectively, the “Lease”), pursuant to which NNN REIT will lease such Property or Properties back to the Tenant. The Lease will have an initial term of 15 years commencing from the closing, with five, five-year renewal options, exercisable at the Tenant’s option. The annual base rent will be $3,746,830.00 under the Unitary Master Lease Agreement and $517,572.00 under the Lease Agreement for the Daytona Premises, with rent increasing annually by two times the positive increase in the Consumer Price Index (as defined in the Lease) not to exceed 2.0% during the initial term and all option periods. Upon entry into the Lease, the Company will also enter into a lease guaranty, whereby the Company agrees to guarantee the obligations of each Tenant under the Lease.

The Lease is a triple net lease, pursuant to which all costs, expenses, and obligations relating to the Properties, including, without limitation, insurance costs, repair and maintenance charges, utility charges, and all taxes and assessments that may be imposed that relate to the Properties, shall be paid by the Tenant. In addition, the Lease contains customary representations, warranties, covenants, obligations, conditions, indemnification provisions, and termination provisions for sale-leaseback transactions.

The net cash proceeds the Company expects to receive following the closing of all Properties is approximately $55 million after taxes, expenses, and fees. This estimate is subject to the consummation of the transactions for all Properties and the finalization of the Company’s obligations associated with the sales. The Company intends to use the net cash proceeds to reduce outstanding debt to its lenders.

The foregoing is a summary of the material terms of the Purchase Agreement and Lease and is qualified entirely by reference to the full text of the Purchase Agreement and Lease, the form of which is included as Exhibit B to the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Forward-Looking Statements

This Current Report on Form 8-K and the documents incorporated by reference in this Current Report on Form 8-K, may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding the Company’s anticipated use of the net proceeds from the transactions contemplated by the Purchase Agreement and other matters. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “hopes,” “may,” “plan,” “possible,” “potential,” “predicts,” “projects,” “should,” “targets,” “would,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks, and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including, but not limited to, risks and uncertainties related to: whether NNN REIT will elect to exercise its right to terminate its obligation to purchase one or more Properties; whether the sale of any Properties (whether as a result of the termination right granted to NNN REIT or for any other reason) will be completed in a timely manner, or at all; the risk that all of the closing conditions under the Purchase Agreement will not be satisfied; the occurrence of any event, change or other circumstance that could adversely affect the benefits expected to be obtained as a result of the transactions contemplated by the Purchase Agreement, as well as the other risk factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and in any other subsequent filings made with the SEC by the Company. There can be no assurance that the Company will be able to complete the transactions contemplated by the Purchase Agreement on the anticipated terms, or at all. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Real Estate Purchase and Sale Contract, dated August 22, 2023, by and between NNN REIT, LP, as buyer and RumbleOn, Inc., as seller.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: August 28, 2023	By:	/s/ Blake Lawson
Blake Lawson
Chief Financial Officer

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